Exhibit 99.1
COMARCO ANNOUNCES CHANGES TO THE BOARD OF DIRECTORS
LAKE FOREST, Calif., March 16, 2011 — Comarco, Inc. (OTC: CMRO.PK), a leading provider of innovative mobile power solutions through its ChargeSourceTM line of multi-function universal mobile power products which can simultaneously power and charge multiple devices such as notebook computers, mobile phones, iPods®, and many other rechargeable mobile devices, today announced the following changes to its Board of Directors:
•	Gerry D. Griffin, Chairman of the Board of Directors has resigned from the board of Directors.

•	Wayne G. Cadwallader and Michael R. Levin have been appointed to the Board of Directors.

•	Mr. Levin was elected Chairman of the Board, succeeding Mr. Griffin.
This brings the total number of directors on the Comarco Board to six.
“These actions, in addition to the previously disclosed appointment of Paul Borowiec on February 23, 2011, bring extensive experience and capabilities to Comarco’s Board of Directors,” said Michael Levin, Chairman of the Board of Directors. “These individuals all feature strong backgrounds in financial strategy development, business analysis, business operations and execution, and add significant know-how and perspective to the Board.”
Mr. Levin continued, “The Directors are excited about Comarco’s core technology and business prospects. We look forward to working together with Comarco management to improve the Company’s business prospects and create value for its shareholders.”
Mr. Levin thanked Gerry Griffin, “We are deeply grateful to Gerry Griffin for the over twenty-five years of service to Comarco and wish him well in his future endeavors.”
Concurrent with these changes to Comarco’s Board of Directors, the Board established committee assignments for the Board’s standing committees. Richard LeBuhn will be Chairman of the Nominating and Corporate Governance Committee with Mr. Borowiec and Mr. Cadwallader as members. Wayne Cadwallader will be Chairman of the Compensation Committee with Mr. Borowiec and Mr. LeBuhn as members. Michael Levin will be Chairman of the Audit Committee with Mr. Borowiec and Jeffery Hultman as members.
Biographies for the new Directors:
Paul Borowiec, age 34, is an investor and an advisor on public companies investments. He has extensive experience in investment analysis and investment management, ranging from analyzing financial statements to investment manager selection. His analyst background covers a variety of industries with emphasis on the technology sector.

Currently he is Vice President of Investments at Source Capital Group. He is also the Managing Partner of Source Opportunity Fund LLC at Source Capital Group.
Wayne Cadwallader, age 54, is Managing Partner — Research for Elkhorn Partners LP, a long-time investor in Comarco. An experienced securities analyst, Mr. Cadwallader has extensive knowledge of numerous industries including technology, insurance, retail, manufacturing, and real estate. He also has substantial expertise in information technology gained through numerous management positions and in management consulting.
Michael R. Levin, age 49, is an independent private investor and advisor with substantial expertise in corporate governance, business strategy, and corporate finance, and with significant experience in U.S. public companies as a finance executive and independent management consultant. In addition to his private investment activities, he assists portfolio managers to turn around underperforming companies using shareholder activist strategy and tactics.
Forward-Looking Information
This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. Forward-looking statements include any statements herein not of a historical nature. Many important factors may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to, improving the Company’s business prospects and creating value for shareholders. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

About Comarco
Based in Lake Forest, Calif., Comarco is a leading provider of innovative mobile power solutions through its ChargeSourceTM line of multi-function universal mobile power products which can simultaneously power and charge multiple devices such as notebook computers, mobile phones, iPods®, and many other rechargeable mobile devices. More information about Comarco’s product lines can be found at www.comarco.com and www.chargesource.com.

Company Contacts:
Sam Inman President and CEO Comarco, Inc. (949) 599-7444 saminman@comarco.com	Winston Hickman VP and CFO Comarco, Inc. (949) 599-7446 whickman@comarco.com